Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dextera Surgical Inc.

Redwood City, CA

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 12, 2016, relating to the consolidated financial statements of Dextera Surgical Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California

December 7, 2016